UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934



                 Date of report:  March 30, 2004
                (Date of earliest event reported)



                        INTEL CORPORATION
       (Exact Name of Registrant as Specified in Charter)



      Delaware              0-06217              94-1672743
     (State of          (Commission File        (IRS Employer
   Incorporation)           Number)          Identification No.)



     2200 Mission College Blvd., Santa Clara, CA 95052-8119
      (Address of Principal Executive Offices and Zip Code)



                         (408) 765-8080
      (Registrant's telephone number, including area code)

Item 9.     REGULATION FD DISCLOSURE

            Attached hereto as Exhibit 99.1 and incorporated by reference herein is information relating to a settlement of the patent infringement suit between Intel Corporation and Intergraph Corporation pending in U.S. District Court for the Eastern District of Texas as presented in a press release of March 30, 2004. The information in this report shall be deemed incorporated by reference into any registration statement heretofore and hereafter filed under the Securities Act of 1933, as amended, except to the extent that such information is superceded by information as of a subsequent date that is included in or incorporated by reference into such registration statement. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

                            SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2004               INTEL CORPORATION
                                   (Registrant)

                                   By:  /s/F. Thomas Dunlap, Jr.
                                        ------------------------
                                        F. Thomas Dunlap, Jr.
                                        Senior Vice President,
                                        General Counsel

                           EXHIBIT 99.1

                          PRESS RELEASE


           INTEL SETTLES INTERGRAPH PATENT LITIGATION

SANTA CLARA, Calif., March 30, 2004 - Intel Corporation today announced it has settled the remaining issues in a patent infringement suit pending in U.S. District Court in Marshall, Texas relating to Intel's Itanium(R) microprocessors. Under terms of the settlement Intel and Intergraph will move for dismissal of the case with prejudice. As a result, neither company has any further financial obligations under an earlier April 2002 settlement agreement.

In addition, under terms of the current settlement Intergraph has granted Dell Inc. certain licenses to Intergraph patents and agreed to dismiss Intergraph's separate pending litigation against Dell. Intergraph sued Dell for patent infringement in December 2002. This agreement gives Dell a license to all Intergraph-owned patents, and covers past, present and future Dell products. Dell has a unique indemnity agreement with Intel that Dell claims obligates Intel to indemnify the company from patent infringement claims in the litigation which relate to combining Intel microprocessors and other components in Dell systems. Intel disagrees with Dell's interpretation of the agreement, but has decided to remove the current dispute from the courts and resolve the disagreement privately.

The  new  settlement with Intergraph also includes a covenant  by
Intergraph  not  to  sue any Intel customers  for  products  that
include   Intel   microprocessors,  Intel  chipsets   and   Intel
motherboards in combination.

As part of the current agreement, Intel will pay Intergraph $225 million. Intel will pay $125 million to Intergraph by April 5 and $25 million in each of the next four quarters. The accounting treatment for the settlement has not yet been determined. However, Intel expects some portion or all of the $225 million will reduce earnings in the first quarter of 2004.

Intel,  the  world's  largest  chip  maker,  is  also  a  leading manufacturer of computer, networking and communications products.
Additional    information   about   Intel   is    available    at
www.intel.com/pressroom.

* Other names and brands may be claimed as the property of others.